Exhibit 99.1

[Tiffany & Co. Letterhead]

By Email and Personal Delivery

LVMH Moët Hennessy-Louis Vuitton SE

22 avenue Montaigne

75008 Paris, France

Attention:

Bernard Kuhn (b.kuhn@lvmh.fr)

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

1 Manhattan West

New York, New York 10001

Attention:

Howard L. Ellin (howard.ellin@skadden.com)

Sean C. Doyle (sean.doyle@skadden.com)

Skadden, Arps, Slate, Meagher & Flom LLP

68, rue du Faubourg Saint-Honoré

75008 Paris, France

Attention:

Armand W. Grumberg (armand.grumberg@skadden.com)

August 24, 2020

Dear Bernard:

This letter serves as confirmatory notice that Tiffany hereby extends the Outside Date1 to November 24, 2020, in accordance with Section 9.2(a) of the Merger Agreement.

Except as set forth in this letter, nothing contained herein shall operate as an amendment or waiver of any provision of the Merger Agreement, or otherwise waive or impair any party’s rights under the Merger Agreement, which shall continue in full force and effect.

Regards,

/s/ Leigh Harlan

Leigh Harlan
Senior Vice President, Secretary and General Counsel

[1]

Capitalized terms not defined in this letter shall have the meaning given to them in the Agreement and Plan of Merger, dated as of November 24, 2019, as it may be amended from time to time (the “Merger Agreement”), by and among Tiffany & Co. (“Tiffany”), LVMH Moët Hennessy-Louis Vuitton SE, a societas Europaea (European company) organized under the laws of France (“LVMH”), Breakfast Holdings Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of LVMH (“Holding”), and Breakfast Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Holding.